As filed with the Securities and Exchange Commission on March 22, 2004
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                               THE SECURITIES ACT
                          ----------------------------
              Semiconductor Manufacturing International Corporation
             (Exact name of Registrant as specified in its charter)

                 Cayman Islands                         Not Applicable
         (State or Other Jurisdiction of                (IRS Employer
         Incorporation or Organization)               Identification No.)

                             No. 18 Zhangjiang Road
                        Pudong New Area, Shanghai 201203
                           People's Republic of China
                 Attn: Richard R. Chang, Chief Executive Officer
                               (+86-21) 5080-2000
                    (Address of Principal Executive Offices)

                          -----------------------------
  Semiconductor Manufacturing International Corporation 2004 Stock Option Plan Semiconductor Manufacturing International Corporation 2004 Equity Incentive Plan
   Semiconductor Manufacturing International Corporation 2004 Employee Stock
                                  Purchase Plan
      Semiconductor Manufacturing International Corporation 2001 Stock Plan Semiconductor Manufacturing International Corporation 2001 Preference Shares
                                   Stock Plan
                            (Full title of the Plans)

                              CT Corporation System
                                111 Eighth Avenue
                               New York, NY 10011
                               Tel: (212) 894-8440
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                  Carmen Chang
                             Shearman & Sterling LLP
                                 1080 Marsh Road
                              Menlo Park, CA 94025
                               Tel: (650) 838-3600

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
     Title of Securities        Amount to be       Proposed Maximum       Proposed Maximum         Amount of
      to be Registered           Registered    Offering Price Per Share      Aggregate          Registration Fee
             (1)                    (2)                                    Offering Price
--------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
$0.0004 per share

2004 Equity Incentive Plan      455,409,330            $0.35(3)           $159,393,265.50          $20,195.13

2004 Stock Option Plan and
2004 Employee Stock            1,317,000,000           $0.35(3)           $460,950,000.00          $58,402.37
Purchase Plan

2001 Stock Plan                 102,608,310            $0.0535(4)           $5,489,544.59             $695.53

2001 Preference Shares Stock
Plan                             11,693,500            $0.1111(4)           $1,299,147.85             $164.60
                             ------------------                        --------------------------------------------
Total:
                               1,886,711,140                              $627,131,957.94          $79,457.63


--------------------------------------------------------------------------------------------------------------------


(1) The Ordinary Shares may be represented by the Registrant's American Depositary Shares, each of which represents 50 Ordinary Shares. A separate Registration Statement on Form F-6 (File No. 333-112725) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

(2) The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of any stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(3) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for 1,772,409,330 Ordinary Shares available for future awards under the 2004 Equity Incentive Plan, the 2004 Employee Stock Purchase Plan and the 2004 Equity Incentive Plan are based on the Offering Price listed on the Registrant's Registration Statement on Form F-1 (Registration No. 333-112720).

(4) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 114,301,810 Ordinary Shares awarded under the 2001 Stock Plan and the 2001 Preference Shares Stock Plan are based on the weighted average exercise price of the stock options granted under each of the respective plans prior to the date of this Registration Statement.

                                  Page 2 of 12
                      Exhibit Index Appears on Pages 11-12

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.  Plan Information. *

         Item 2.  Registrant Information and Employee Plan Annual Information. *

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference and made a part hereof:

                  (a) The Registrant's Prospectus filed on March 11, 2004 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

                  (b)(1) the description of the Registrant's Ordinary Shares set forth under the heading "Description of Share Capital" contained in the Registrant's Registration Statement on Form F-1, as filed with the Commission on March 11, 2004 (File Number 333-112720);

                  (2) the description of the Registrant's American Depositary Shares set forth under the heading "Description of American Depositary Shares" contained in the Registrant's Registration Statement on Form F-1, as filed with the Commission on March 11, 2004 (File No. 333-112720); and

                   (3) the description of the Registrant's American Depositary Shares contained in the form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, JPMorgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder, filed as Exhibit (a) to the Registrant's Registration Statement on Form F-6, dated March 10, 2004, 2004 (File 333-112725).

-------------------------
     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


         Item 4.  Description of Securities.

                  Not applicable.


         Item 5.  Interests of Named Experts and Counsel.

                  None.


         Item 6.  Indemnification of Directors and Officers.

                  Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such if they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the Registrant's best interests, in a manner that was not willfully or grossly negligent, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant intends to enter into indemnification agreements with each of its directors and executive officers that will provide such persons with additional indemnification beyond that provided in the Registrant's Articles of Association.

         Item 7.  Exemption from Registration Claimed.

                  Not applicable.


         Item 8.  Exhibits.

                  See attached "Index to Exhibits" list.


         Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report filed on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People's Republic of China, on March 19, 2004.




                               Semiconductor Manufacturing
                               International Corporation


                               By:    /s/ Richard R. Chang
                                      -----------------------------------
                               Name:  Richard R. Chang
                               Title: Chairman of the Board, President and Chief
                                      Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard R. Chang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Semiconductor Manufacturing International Corporation, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

         Pursuant to the requirements of the Securities Act, as amended, the Registration Statement on Form S-8 has been signed below by the following persons on March 19, 2004 in the capacities indicated.


         Signature                                   Title
         ---------                                   -----


/s/ Richard R. Chang                  Chairman of the Board, President and Chief
-------------------------------       Executive Officer
      Richard R. Chang

/s/ Jenny Wang
-------------------------------       Chief Financial Officer and Chief
          Jenny Wang                  Accounting Officer


/s/ David Tse Young Chou              Director
-------------------------------
      David Tse Young Chou

                                      Director
-------------------------------
          Ta-Lin Hsu


/s/ Yen-Pong Jou                      Director
-------------------------------
         Yen-Pong Jou

/s/ Tsuyoshi Kawanishi                Director
-------------------------------
      Tsuyoshi Kawanishi


/s/ C. Richard Kramlich               Director
-------------------------------
      C. Richard Kramlich


/s/ Jimmy Shueh-Mien Lee              Director
-------------------------------
      Jimmy Shueh-Mien Lee


                                      Director
-------------------------------
         Ming Fang Lu


/s/ Philip Richard Nicholls           Director
-------------------------------
    Philip Richard Nicholls


/s/ Henry Shaw                        Director
-------------------------------
         Henry Shaw


/s/ Lip-Bu Tan                        Director
-------------------------------
         Lip-Bu Tan


                                      Director
-------------------------------
       Yang Yuan Wang

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT


         Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Semiconductor Manufacturing International Corporation, has signed this Registration Statement in Fremont, California on March 19, 2004.

                                            SMIC Americas

                                            By:  /s/ Samuel T. Wang
                                                 -------------------------------
                                            Name:  Samuel T. Wang
                                            Title: President

                                INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit Number    Description
--------------    -----------

    4.1 Registrant's Ninth Amended and Restated Articles of Association (previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720 on March 11, 2004 and incorporated herein by reference)

    4.2 Form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, JP Morgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder (previously filed as Exhibit
                  (a) to the Registrant's Registration Statement on Form F-6, dated March 10, 2004 (File No. 333-112725), and incorporated herein by reference)

    4.3 Semiconductor Manufacturing International Corporation 2004 Stock Option Plan (previously filed as Exhibit 10.8 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720 on March 10, 2004 and incorporated herein by reference)

    4.4 Semiconductor Manufacturing International Corporation 2004 Equity Incentive Plan (previously filed as Exhibit 10.9 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720 on March 10, 2004 and incorporated herein by reference)

    4.5 Semiconductor Manufacturing International Corporation 2004 Employee Stock Purchase Plan (previously filed as Exhibit
                  10.10 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720 on March 10, 2004 and incorporated herein by reference)

    4.6 Semiconductor Manufacturing International Corporation 2001 Stock Plan (previously filed as Exhibit 10.11 to the Registrant's Registration

                  Statement on Form F-1 (File No. 333-112720 on February 11, 2004 and incorporated herein by reference)

    4.7 Semiconductor Manufacturing International Corporation 2001 Preference Shares Stock Plan (previously filed as Exhibit
                  10.13 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720 on February 11, 2004 and incorporated herein by reference)

    5* Opinion of Maples and Calder as to the legality of the Ordinary Shares

    23.1*         Consent of Deloitte Touche Tohmatsu Certified Public
                  Accountants Limited

    23.2* Consent of Maples and Calder (included in its opinion filed as Exhibit 5)

    24*           Powers of attorney (included on signature page)



--------------
*        Filed herewith.